                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ENCAD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO]

                                  ENCAD, INC.
                          6059 CORNERSTONE COURT WEST
                          SAN DIEGO, CALIFORNIA 92121

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 9, 1998

The Annual Meeting of Stockholders (the "Meeting") of ENCAD, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 9, 1998 at 2:00 p.m., Pacific Daylight Time (local time), at the Del Mar Hilton Hotel, 15575 Jimmy Durante Blvd., Del Mar, California, 92014, to consider and vote upon the following matters which are more fully described in the accompanying Proxy
Statement:

     1.   To elect the Board of Directors.
     2. To approve the adoption of the 1998 Stock Option Plan (the "1998 Plan") and the reservation of 575,000 shares for issuance thereunder.
     3. To ratify appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998.
     4. To transact such other business as may properly be presented at the Meeting or any adjournments or postponements thereof.

Only stockholders of record as of the close of business on April 15, 1998 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Meeting in person. Regardless of whether you plan to attend the Meeting, you are urged to sign and date the enclosed Proxy which is solicited by the Board of Directors, and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any stockholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.


                                   By order of the Board of Directors,



                                   /s/  Thomas L. Green
                                   -----------------------------------
                                   Thomas L. Green, Esq.
                                   Corporate Secretary

San Diego, California
April 30, 1998

                                 Del Mar Hilton
                         15575 Jimmy Durante Boulevard
                               Del Mar, CA 92014
                          (800) 833-7904/(619) 792-5200



                                     [MAP]

                              YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Meeting, you are requested to complete, sign and date the enclosed Proxy and return it as promptly as possible in the enclosed envelope. No postage need be affixed if mailed in the United States.

                                  ENCAD, INC.
                          6059 CORNERSTONE COURT WEST
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 9, 1998

                               TABLE OF CONTENTS

   GENERAL INFORMATION.....................................................     4

   SOLICITATION OF PROXIES AND VOTING......................................     4

   PROPOSAL 1 - ELECTION OF DIRECTORS......................................     5

   PROPOSAL 2 - APPROVAL OF THE 1998 STOCK OPTION PLAN.....................     8

   PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS..........    18

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........    19

   BOARD OF DIRECTORS......................................................    20

   EXECUTIVE OFFICERS......................................................    21

   COMPENSATION OF EXECUTIVE OFFICERS......................................    23

   BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...........    27

   LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS....................    30

   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................    30

   SUBMISSION OF STOCKHOLDER PROPOSALS.....................................    31

   FINANCIAL STATEMENTS AUTHORIZED.........................................    31

   SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.................    31

   OTHER MATTERS...........................................................    31


                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                                  ENCAD, INC.

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors (the "Board") of ENCAD, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held at the Del Mar Hilton Hotel, 15575 Jimmy Durante Blvd., Del Mar, California, 92014, on Tuesday, June 9, 1998, at 2:00 p.m., Pacific Daylight Time (local time), and at any adjournments or postponements thereof, for the purposes set forth in the preceding notice. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's stockholders on or about April 30, 1998.


                       SOLICITATION OF PROXIES AND VOTING

SOLICITATION

     The expense of printing and mailing these Proxy materials will be borne by the Company. The Company has contracted with Corporate Investor Communications, Inc. ("CIC") to assist in solicitation of Proxies for the Meeting. CIC will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute Proxy materials to brokers and banks for subsequent distribution to beneficial holders of the stock, and solicit Proxy responses from holders of the Company's Common Stock, $0.001 par value ("Common Stock"). The anticipated cost of the Proxy solicitation by CIC is $5,000. In addition, the Company may reimburse brokers, banks, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding these Proxy materials to the beneficial owners of the Common Stock as of the Record Date (as defined below). No additional compensation will be paid for such services.

STOCKHOLDERS ENTITLED TO VOTE

     Only stockholders of record as of the close of business on April 15, 1998 (the "Record Date") will be entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 11,561,634 shares of Common Stock. No shares of the Company's Preferred Stock, $0.001 par value ("Preferred Stock") were outstanding.

QUORUM AND VOTING

     The required quorum for the transaction of business at the Meeting is the presence, in person or by proxy, of the holders of a majority of shares of Common Stock issued and outstanding on the Record Date. Stockholders are entitled to one vote for each share of stock owned by that stockholder on the Record Date. On all matters properly brought before the Meeting, other than the election of Directors, the affirmative vote of a majority of shares represented in person or by proxy at the Meeting and entitled to vote on the item shall constitute approval of that item by the stockholders, unless the vote of a greater number is required by Delaware General Corporation Law, the Company's Certificate of Incorporation or the Company's Bylaws. Directors shall be elected by a plurality of votes of shares represented in person or by proxy at the Meeting and entitled to vote on the election of Directors. Accordingly, the seven Director nominees receiving the highest number of votes of the shares entitled to vote at the Meeting will be elected.

      On any matter other than the election of Directors, any stockholder may vote part of its shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal, but, if a stockholder fails to specify the number of shares which a stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that the stockholder is entitled to vote. No stockholder shall be entitled to cumulate votes (i.e., cast a number of votes greater than the number of the stockholder's shares for any one or more candidates).

     Delaware statute and case law do not give specific instructions regarding the treatment of abstentions; however, the Company believes that abstentions should be counted for purposes of determining (i) the existence of a quorum and (ii) the total number of votes eligible to vote on an issue (other than the election of Directors). Accordingly, in the absence of controlling precedent, failure to vote yes on any matter will have the same effect as a negative vote on such issue; however, abstentions will have no effect on the election of Directors.

     The Delaware Supreme Court has held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, they should not be counted for the purpose of determining the number of votes eligible to vote on a particular proposal. The Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on any proposal, including the election of Directors.

VOTING AND REVOCABILITY OF PROXY

     If the enclosed Proxy is properly signed and received by the Company prior to the Meeting, the Proxy shall be voted as directed by the stockholder. If no instructions are given on the executed Proxy, the Proxy will be voted in favor of the election of the nominees for the Board (Proposal 1), and also in favor of Proposals 2 and 3 as described in this Proxy Statement. The persons named in the Proxy will have discretionary authority to vote the Proxy with respect to additional matters that are properly presented for action at the Meeting.

     Any stockholder returning the enclosed Proxy may revoke the Proxy prior to its exercise by attending the Meeting and voting in person, or by filing with the Company's Corporate Secretary either (i) a written revocation of the Proxy, or (ii) a duly executed Proxy bearing a later date than the Proxy previously filed with the Company.


                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     Seven individuals have been nominated for election to the Board at the Meeting to hold office until their term has expired or until their successors are duly elected and qualified. Under the Company's Bylaws, the number of Directors is to be established by resolution of the Board, with the number of Directors initially fixed at seven. The Board currently consists of seven Directors. Each of the seven Directors currently serving on the Board, listed below as Nominees for Election as Director, has agreed to stand for re-election at the Meeting and to serve until the next Annual Meeting of Stockholders or until his respective successor is elected or appointed.

     Unless individual stockholders specify otherwise, each returned Proxy will be voted for the election of the nominees who are listed herein, or for as many nominees of the Board as possible, such votes to be distributed among such nominees in the manner as the persons named in the enclosed Proxy see fit.

     If, however, any of the nominees are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The Board is not aware of any circumstances that would render any nominee unavailable for election.

NOMINEES FOR ELECTION AS DIRECTOR

DAVID A. PURCELL
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
AGE: 60

     Mr. Purcell has served as Chairman of the Board, a Director and President since the Company's founding in November 1981. Mr. Purcell resigned the title of President in June 1995 but continues to serve as Chairman of the Board and Chief Executive Officer of the Company. Prior to founding the Company, Mr. Purcell served in varying capacities, including District, Regional and National Sales Manager at Union Carbide's Electronics Division from 1964 to 1969. In 1969 he founded Celtec, a technical manufacturers' representative company, and served as its Chief Executive Officer. He is also a co-founder of two other companies: Bishop Electronics, a manufacturer of precision capacitors, and Ryno Electronics, Inc., an electronics distribution company ultimately acquired by Western Microtechnology in 1986. Mr. Purcell served as a director of Bishop Electronics from 1976 to 1993 and of Ryno Electronics from 1978 to 1986. Mr. Purcell attended Nasson College and California State College-Fresno.

ROBERT V. ADAMS
DIRECTOR
AGE:  66
     Mr. Adams has served as a Director since December 1994. Mr. Adams is currently President, Chief Executive Officer and Senior Principal of Xerox Technology Ventures, a division of Xerox Corporation ("Xerox") where he has held numerous management positions since 1965, including President and General Manager of the Printing Systems Division, Corporate Vice President and President of Xerox Systems Group and Executive Vice President overseeing the Corporate Strategy Office and Custom Systems Division. Currently, Mr. Adams is Chairman of the Board of Documentum and Document Sciences, and a director of Tekelec, Inc., a company engaged in the design and manufacture of test systems for data communications. Mr. Adams holds an undergraduate degree in Mechanical Engineering from Purdue University and an MBA from the University of Chicago.

CRAIG S. ANDREWS
DIRECTOR
AGE:  45
     Mr. Andrews has served as a Director since June 1996. Mr. Andrews has been a partner with the law firm of Brobeck, Phleger & Harrison LLP since 1987. He is currently a director of four privately-held companies. Mr. Andrews holds an undergraduate degree from the University of California, Los Angeles and a JD from the University of Michigan.

RONALD J. HALL
DIRECTOR
AGE:  57
     Mr. Hall has served as a Director since December 1993. Since 1990, Mr. Hall has been managing general partner of Hall Capital Management of Mission Viejo, California (the general partner of a former principal stockholder of the Company) and was previously with First Interstate Venture Capital Corporation from 1986 to 1990. Mr. Hall was also a general partner of Weiss, Peck & Greer, a New York City-based venture capital and money management firm, and with the venture capital operation of Bank of America. Mr. Hall holds an undergraduate degree in Industrial Management from Brigham Young University and an MBA in Finance from the University of California, Los Angeles.

HOWARD L. JENKINS
DIRECTOR
AGE:  61
     Mr. Jenkins has been a Director since December 1993. Since 1976, Mr. Jenkins has been President of Jenkins Machinery Co., a tractor and machinery dealership serving California and Nevada. He is also managing general partner of Jenkins Ranch. Previously, Mr. Jenkins had been a board member of Alex Brown Financial Group. Mr. Jenkins holds an undergraduate degree in Business Administration from Eastern Washington University.

RICHARD A. PLANTE
DIRECTOR AND PRESIDENT AND CHIEF OPERATING OFFICER
AGE:  45
     Mr. Plante has served as a Director since June 1996 and as President and Chief Operating Officer since joining the Company in June 1995. He is also currently serving as interim Vice President and General Manager of the Company's Signage Business Unit. Prior to joining the Company, Mr. Plante served as Vice President, Product

Development from 1992 to 1995 at CalComp, Inc., a manufacturer of plotters and printers. From 1991 to 1992, Mr. Plante was Vice President of Manufacturing of Kwikset Corporation/Black & Decker Corporation, a manufacturer of residential door hardware. From 1974 to 1991, Mr. Plante held various senior level positions at Hewlett-Packard, a publicly-held company which designs, manufactures and services electronic products. Mr. Plante holds undergraduate degrees in Computer Science and Business Administration from Oregon State University.

CHARLES E. VOLPE
DIRECTOR
AGE:  60
     Mr. Volpe has served as a Director since December 1995. Mr. Volpe is currently a director of Kemet Electronics Corp and its parent, Kemet Corporation, a publicly-held Delaware corporation, where he held numerous management positions from 1970 until retiring as President and Chief Operating Officer in 1996. Prior to joining Kemet in 1966, Mr. Volpe was with the Micro Switch Division of Honeywell, Inc. In addition to being a director of Kemet, Mr. Volpe is also a director of Sinter Metals Inc., a Cleveland-based pressed metals company. Mr. Volpe holds an undergraduate degree in Mechanical Engineering from Rochester Institute of Technology.

                THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                         FOR THE NOMINEES FOR DIRECTORS
                     AS SET FORTH IN ITEM 1 ON THE PROXY.

                                  PROPOSAL 2

                    APPROVAL OF THE 1998 STOCK OPTION PLAN


     Stockholders are being asked to consider and vote upon a proposal to approve the 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan was adopted by the Board on March 9, 1998. The Board believes that the 1998 Plan is essential to recruiting and retaining high caliber personnel, and in eliciting their maximum efforts. The Board has authorized 575,000 shares for issuance under the 1998 Plan in order to maintain an adequate number of shares to offer competitive compensation packages, as well as to accommodate potential employee demand and the growth of the Company.

     The following is a summary of the material terms and provisions of the 1998 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1998 Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Company's Corporate Secretary, Thomas L. Green, at 6059 Cornerstone Court West, San Diego, California 92121.

     The Company maintains two other equity incentive plans: the 1993 Stock Option/Stock Issuance Plan (the "1993 Plan")and the 1997 Supplemental Stock Option Plan (the "1997 Plan"). The 1993 Plan includes a discretionary option grant program with substantially the same provisions as the comparable Discretionary Option Grant Program under the 1998 Plan as described below, except that option grants may be made under the 1993 Plan at 85% of the fair market value of the Common Stock on the grant date, whereas options granted under the 1998 Plan must be issued at 100% of the fair market value of the Common Stock on the grant date. The 1993 Plan also includes an automatic option grant program for the non-employee Directors pursuant to which options are to be granted to those Directors at periodic intervals over their period of service on the Board. However that program will terminate upon stockholder approval of the 1998 Plan, and the Automatic Option Grant Program for non-employee Directors under the 1998 Plan, as described below, will become the successor program. As of March 31, 1998, options for 945,461 shares of Common Stock were outstanding under the 1993 Plan, and 131,042 shares remained available for future grant. In October 1997, the Company implemented the 1997 Plan, under which 140,000 shares of Common Stock have been reserved for issuance to employees, independent advisors and consultants of the Company who are neither executive officers nor Directors. The provisions of the 1997 Plan are substantially the same as those in effect under the Discretionary Option Grant Program of the 1998 Plan as described below. As of March 31, 1998, options for 110,925 shares of Common Stock were outstanding under the 1997 Plan, and 29,075 shares remained available for future grant.

1998 PLAN STRUCTURE

     The 1998 Plan is divided into four separate components, collectively referred to as the "Programs":

     1. The Discretionary Option Grant Program, eligibility under which is limited to employees, including executive officers, independent consultants and advisors in the service of the Company (or any parent or subsidiary of the Company) and non-employee Directors. All options granted under this program will have an exercise price of 100% of the fair market value of the Common Stock on the grant date. The granted options may be either incentive stock options designed to meet the requirements of Internal Revenue Code ("Code") Section 422, or non-statutory stock options which are not intended to satisfy such requirements.

     2. The Automatic Option Grant Program, eligibility under which is limited to non-employee members of the Company's Board who are (i) first elected or appointed as non-employee Directors on or after the effective date of the 1998 Plan, or (ii) are re-elected as non-employee Directors at one or more annual stockholder meetings, beginning with the 1998 Annual Meeting of Stockholders. Upon meeting such eligibility requirements, non-employee Directors are granted non-statutory stock options at an exercise price equal to 100% of the fair market value of the Common Stock on the grant date.

     3. The Salary Reduction Option Grant Program, eligibility under which is limited only to executive officers of the Company selected by the Primary Committee to participate in the program. Any executive officer selected to participate in the Salary Reduction Option Grant Program must, prior to the beginning of any calendar year of participation, file with the 1998 Plan Administrator (or its designate) an irrevocable authorization directing the Company to reduce his or her base salary for that calendar year by a designated multiple of 1%. Each executive officer who files a timely salary reduction authorization will automatically receive a special option under this program on the first trading day of the calendar year for which the salary reduction is to be in effect.

     4. The Director Fee Option Grant Program, eligibility under which is limited only to non-employee Directors who elect to apply all or any portion of their annual compensation for service on the Board to the acquisition of a stock option granted under this program. Such election must be filed with the Company's Chief Financial Officer prior to the start of the calendar year for which the compensation which is the subject of that election would be otherwise payable. Each non-employee Director who files a timely election will automatically be granted a special option under this program on the first trading day of the next calendar year.

1998 PLAN ADMINISTRATION

      The 1998 Plan shall be administered by the Board, a Primary Committee, and by one or more Secondary Committees, collectively referred to as the 1998 Plan Administrator. The Primary Committee will consist of two or more non-employee Directors and shall have the sole and exclusive authority to administer the Discretionary Option Grant Program with respect to executive officers. Administration of the Discretionary Option Grant Program with respect to all other individuals eligible under the 1998 Plan may, at the Board's discretion, be delegated to the Primary Committee or the Secondary Committee, or the Board may retain the power to administer the Programs with respect to such persons. The members of the Secondary Committee may be employee-Directors. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed from service on a committee by the Board at any time. The Board may also at any time, terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to any Secondary Committee.

ELIGIBILITY

     The individuals eligible to participate in the Discretionary Option Grant Program shall be limited to those employees, including executive officers, independent consultants and advisors, and non-employee Directors in the service of the Company (or any parent or subsidiary of the Company) at the time of grant. Only executive officers of the Company will be eligible to participate in the Salary Reduction Option Grant Program.

     The individuals eligible to participate in the Automatic Option Grant Program shall be limited to non-employee Directors, who are (i) first elected or appointed as non-employee Directors on or after the effective date of the 1998 Plan, whether through appointment by the Board or election by the Company's stockholders, provided they have not otherwise been an employee of the Company (or any parent or subsidiary of the Company) or (ii) are re-elected as non-employee Directors at one or more annual stockholder meetings, beginning with the 1998 Annual Meeting of Stockholders.

     The non-employee Directors are also eligible to participate in the Director Fee Option Grant Program.

SHARE RESERVE

      Shares of the Common Stock will be available for issuance under the 1998 Plan. The maximum number of shares of Common Stock reserved for issuance over the ten year term of the 1998 Plan, measured from the effective date of the 1998 Plan, will not exceed 575,000 shares. In no event, however, may any one individual be granted stock options under the 1998 Plan for more than 175,000 share of Common Stock per calendar year.

     Shares subject to any options granted under the 1998 Plan which subsequently expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1998 Plan and subsequently repurchased by the Company, at the option exercise price paid per share, pursuant to the Company's repurchase rights under the 1998 Plan, will also be available for subsequent issuance.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1998 Plan, (ii) the number and/or class of securities for which any one person may be granted options under the 1998 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Directors and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

TERMS UNDER THE DISCRETIONARY OPTION GRANT PROGRAM

     OPTION TYPES
     The 1998 Plan Administrator, at its discretion, may issue stock options under this program which may be either incentive stock options designed to meet the requirements of Code Section 422, or non-statutory stock options which are not intended to satisfy such requirements.

     OPTION PRICE
     The option price for any option granted under the Discretionary Option Grant Program will be fixed by the 1998 Plan Administrator at 100% of the fair market value of the Common Stock on the grant date.

     OPTION TERM
     No option will have a maximum term in excess of ten years measured from the grant date.

     VESTING
     Each option shall become exercisable at such time or times, during such period and for such number of shares as shall be determined by the 1998 Plan Administrator and set forth in the documents evidencing such option.

     PAYMENT
     Full payment of the exercise price and any applicable federal and state income and employment taxes shall become immediately due upon exercise of the option in any of the following methods: (i) cash; (ii) shares of the Common Stock valued at fair market value on the date of exercise; (iii) a combination of such shares and cash or (iv) a "same-day sale" and remittance procedure through a brokerage firm.

     TERMINATION OF SERVICE

     Any option outstanding at the time of the optionee's cessation of service for any reason shall remain exercisable for such limited period of time thereafter as shall be determined by the 1998 Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

     Any option exercisable in whole or in part by the optionee at the time of death may be subsequently exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

     During the applicable post-service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of the optionee's cessation of service. Upon the expiration of the applicable post-service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any otherwise exercisable shares for which the option has not been exercised. However, the option shall, immediately upon the optionee's cessation of service, terminate and cease to be outstanding for any and all shares for which the option is not otherwise at that time exercisable.

     The 1998 Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding to extend the period of time for which the option is to remain exercisable following optionee's cessation of service or death from the limited period otherwise in effect for that option to such greater period of time as the 1998 Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or to permit the option to be exercised, during the applicable post-service exercise period, not only with respect to the number of shares of Common Stock for which such option is exercisable at the time of the optionee's cessation of service but also with respect to one or more additional installments for which the option would have become exercisable had the optionee continued in service.

 TERMS UNDER THE AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual who first becomes a non-employee Director on or after the date of the Meeting, whether through election by the stockholders or appointment by the Board, will receive, upon his or her initial election or appointment to the Board, an automatic option grant for 15,000 shares of Common Stock, provided such individual was not previously an employee of the Company. In addition, at each successive annual meeting of stockholders, beginning with the 1998 Annual Meeting of Stockholders, each Director who is re-elected will automatically be granted on the date of such meeting, an option to purchase 5,000 shares of Common Stock. There will be no limit to the number of 5,000-share option grants which any of the non-employee Directors may receive over the period of his or her service on the Board, and any non-employee Director who was previously an employee of the Company will be fully eligible for one or more 5,000-share options over his or her service on the Board.

     Stockholder approval of this Proposal will constitute pre-approval of each option granted on or after the date of the Meeting pursuant to the provisions of this program and the subsequent exercise of that option in accordance with its terms. In addition, upon such stockholder approval, the automatic option grant program for non-employee Directors under the 1993 Plan will terminate, and no further options will be granted under that program.

     OPTION TYPE
     All options granted under this program will be non-statutory stock options which are not intended to satisfy the requirements of Code Section 422.

     OPTION PRICE
     The option price for any option granted under this program will be equal to 100% of the fair market value of the Common Stock on the grant date.

     OPTION TERM
     Each option will have a maximum term of ten years measured from the grant date.

     VESTING
     Each option shall become exercisable in a series of three successive equal annual installments over the Directors period of service on the Board, with the first such installment to become exercisable upon the completion of one year of service on the Board measured from the grant date.

     PAYMENT
     Full payment of the exercise price and any applicable federal and state income and employment taxes shall become immediately due upon exercise of the option by any of the following methods: (i) cash; (ii) shares of the Common Stock valued at fair market value on the date of exercise; (iii) a combination of such shares and cash or (iv) a "same-day sale" and remittance procedure through a brokerage firm.

     TERMINATION OF SERVICE
     Should the optionee cease to serve as a Director for any reason (other than death) while holding one or more automatic option grants under this program, then such Director shall have six months after cessation of service on the Board in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of service on the Board. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of service on the Board, with respect to any shares for which the option is not otherwise at that time exercisable.

     Should the Director die while serving as a Director or within six months after cessation of service on the Board, then each outstanding option held by the Director at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the Director's cessation of service on the Board (less any option shares subsequently purchased by the Director prior to death), by the personal representative of the Director's estate or by the person or persons to whom the option is transferred pursuant to the Director's will or in accordance with the laws of descent and distribution. Any such exercise must occur within 12 months after the date of the Director's death.

     In no event shall any option under this program remain exercisable after the specified expiration date of the ten year option term.

TERMS UNDER THE SALARY REDUCTION OPTION GRANT PROGRAM

     The 1998 Plan Administrator will have complete discretion in implementing this program for one or more calendar years and in selecting the executive officers who are to participate in the program for those years. As a condition to such participation, each selected executive officer must, prior to the start of each calendar year of participation, file with the 1998 Plan Administrator an irrevocable authorization directing the Company to reduce his or her base salary for that calendar year by a designated multiple of 1%. However, the minimum amount of such salary reduction must be not less than the GREATER of (i) five percent (5%) of his or her rate of base salary for the calendar year or (ii) $10,000.00 and must not be more than the LESSER of (i) 25% of his or her rate of base salary for the calendar year or (ii) $75,000.00. Each executive officer who files a proper salary reduction authorization shall automatically be granted an option under this program on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Stockholder approval of the 1998 Plan at the Meeting will constitute pre-approval of each option subsequently granted pursuant to the provisions of this program and the subsequent exercise of that option in accordance with its terms.

     OPTION TYPE
     All options granted under this program will be non-statutory stock options.

     OPTION PRICE AND NUMBER OF SHARES
     The option price for any option granted under this program will be fixed by the 1998 Plan Administrator at 33-1/3% of the fair market value per share of the Common Stock on the grant date.

     The number of shares granted will be determined by dividing the total dollar amount of the authorized reduction in the executive officer's annual base salary by two-thirds of the fair market value of the Common Stock on the grant date. As a result, the total spread of the option (the difference between the number of shares granted multiplied by the option price less the number of shares granted multiplied by the fair market value of the Common Stock on the grant date) will be equal the dollar amount of the reduction to the executive officer's base salary to be in effect for the calendar year for which the option was granted.

     VESTING AND OPTION TERM
     The option shall become exercisable in a series of 12 successive equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten years measured from the grant date.

     PAYMENT
     The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program.

     TERMINATION OF SERVICE
     Should the optionee cease to be in service of the Company for any reason while holding one or more options under this program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of service, until the EARLIER of
(i) the expiration of the ten-year option term or (ii) the expiration of the three-year period measured from the date of such cessation of service.
Should optionee die while holding one or more options under this program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the optionee's cessation of service (less any shares subsequently purchased by optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten-year option term or (ii) the three-year period measured from the date of the optionee's cessation of service. However, the option shall, immediately upon the optionee's cessation of service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

TERMS UNDER THE DIRECTOR FEE OPTION GRANT PROGRAM

     Each non-employee Director will have the right to apply all or a portion of the fees he or she would otherwise receive as cash compensation each year to the acquisition of a special option granted under this program. The option will automatically be granted on the first trading day in January following the filing of a proper election to receive an option in lieu of fees and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of shares granted will be determined by dividing the total dollar amount of the fees subject to the Director's election by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread of the option (the difference between the number of shares granted multiplied by the option price less the number of shares granted multiplied by the fair market value of the Common Stock on the grant date) will be equal to the portion of the fees subject to the Director's election. Stockholder approval of this Proposal will constitute pre-approval of each option subsequently granted pursuant to the provisions of this program and the subsequent exercise of that option in accordance with its terms.

     OPTION TYPE
     All options granted under this program will be non-statutory stock options.

     OPTION PRICE
     The option price for any option granted under this program will be fixed by the 1998 Plan Administrator at 33-1/3 % grant date.

     VESTING AND OPTION TERM
     The option shall become exercisable in a series of 12 successive equal monthly installments upon the Director's completion of each calendar month of service on the Board in the calendar year for which the annual retainer fee which is the subject of his or her election under this program would otherwise be payable. Each option shall have a maximum term of ten years measured from the grant date.

     PAYMENT
     The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program.

     TERMINATION OF SERVICE
     Should the Director's service on the Board cease for any reason (other than death or permanent disability) while holding one or more options under this program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of service on the Board until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the three-year period measured from the date of such cessation of service on the Board. However, each option held by the Director under this program at the time of his or her cessation of service on the Board shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     DEATH OR PERMANENT DISABILITY
     Should the Director's service on the Board cease by reason of death or permanent disability, then each option held by such Director under this program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may, during the three-year period following such cessation of service on the Board, be exercised for any or all of those shares as fully vested shares.

     Should the Director die while holding one or more options under this program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Director's cessation of service on the Board (less any shares subsequently purchased by Director prior to death), by the personal representative of the Director's estate or by the person or persons to whom the option is transferred pursuant to the Director's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten-year option term or (ii) the three-year period measured from the date of the Director's cessation of service on the Board.

FINANCING

     The 1998 Plan Administrator may permit the payment of the option exercise price by delivering a promissory note payable to the Company (or any parent or subsidiary of the Company) in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the 1998 Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum amount of credit made available may not exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any federal and state income and employment tax liability incurred in connection with the option exercise.

SPECIAL TAX ELECTION

     The 1998 Plan Administrator may provide one or more holders of options under the Discretionary Option Grant Program or the Salary Reduction Option Grant Program with the right to have the Company withhold a portion of the shares otherwise issuable to the optionee in satisfaction of any tax liability incurred in connection with the exercise of such options. Alternatively, the 1998 Plan Administrator may allow optionees to deliver previously acquired shares of Common Stock in payment of such tax liability.

FEDERAL TAX CONSEQUENCES

     Options granted under the 1998 Plan may be either incentive stock options which satisfy the requirements of Code Section 422 or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as described below.

     NON-STATUTORY STOCK OPTIONS

     No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will, in general, be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Gain recognized on the subsequent sale of the stock will be taxable as capital gain as discussed below.

     INCENTIVE STOCK OPTIONS

     No regular taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised (although the excess of the fair market value of the shares purchased pursuant to an incentive stock option over the amount paid for the shares will be included in alternative minimum taxable income). The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     For Federal tax purposes, dispositions are divided into two categories:
(i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Capital gains from property held for more than one year are subject to a maximum tax rate which, at present, is significantly lower than the tax rate applicable to ordinary income.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by the Company in connection with disqualifying dispositions of incentive stock options or the exercise of non-statutory stock options granted with exercise prices equal to 100% of the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

     Under current accounting principles, options granted under the 1998 Plan where the exercise price is equal to the fair market value of the Common Stock on the grant date, will not result in any charge to the Company's earnings per share. However, the Company must disclose, in the footnotes and pro-forma statements to its financial statements, the impact that those options would have on the Company's earnings per share if the value of those options at the time of grant were treated as compensation expense. In addition, the number of any options outstanding under the 1998 Plan could be a factor in determining the Company's diluted earnings per share.

STOCKHOLDER RIGHTS

     No optionee shall have any rights as a stockholder with respect to a stock option granted under the 1998 Plan until the optionee has exercised the option, paid the option price in full, and has been issued the purchased shares.

AMENDMENT OF THE 1998 PLAN

     The Board shall have complete and exclusive power and authority to amend or modify the 1998 Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options at the time outstanding under the 1998 Plan, unless the affected optionees consent to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations or if stockholder approval is required by the Board.

TRANSFERABILITY OF OPTIONS

     Stock options granted under the 1998 Plan shall be exercisable only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, a non-statutory option may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the 1998 Plan Administrator may deem appropriate.

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise replaced with a cash incentive program which preserves the spread on the unvested option shares will automatically accelerate in full. The 1998 Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity is terminated within a designated period following such acquisition. The 1998 Plan Administrator will have similar discretion to grant options which will become fully exercisable for all the option shares should the optionee's service terminate, whether involuntarily or through a resignation for good reason, within a designated period following a change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members).

     Each option outstanding under the Salary Reduction Option Grant Program, the Automatic Option Grant Program and the Director Fee Option Grant Program will automatically accelerate in the event that the Company is acquired by merger or asset sale or in the event of certain other changes in control of the Company.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares of Common Stock represented and voted at the Meeting is required for approval of the 1998 Plan. The 1998 Plan will become effective immediately upon approval by stockholders at the Meeting. Should such stockholder approval not be obtained, then the 1998 Plan will not be implemented. However, the Company's 1993 Plan (including the automatic option grant program under that plan for non-employee Directors) will remain in effect. Options will continue to be granted under that plan until the share reserve as last approved by stockholders is depleted, and any of the non-employee Directors re-elected at the Meeting will receive an option under that plan for 1,000 shares and any newly-elected non-employee Director would receive an option for 15,000 shares.

OUTSTANDING OPTION GRANTS UNDER THE 1998 PLAN

   As of March 31, 1998, no options have been granted under the 1998 Plan. No options will be granted under the 1998 Plan unless stockholders approve the 1998 Plan at the Meeting. If such stockholder approval is obtained, and Messrs. Adams, Andrews, Hall and Jenkins are re-elected to the Board at the Meeting, each will each receive an option for 5,000 shares under the Automatic Option Grant Program. Each such option will have an exercise price per share equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date of the Meeting.

                THE BOARD  UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                FOR THE APPROVAL OF THE 1998 STOCK OPTION PLAN
                      AS SET FORTH IN ITEM 2 ON THE PROXY.

                              PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has appointed the accounting firm of Deloitte & Touche LLP as the independent auditors for the Company for the year ending December 31, 1998. Deloitte & Touche LLP has served as independent auditors of the Company since 1983 and the Board believes that the firm is well-qualified to provide these services. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to your questions.

     Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock represented in person or by Proxy and entitled to vote at the Meeting on this matter. In the event that the stockholders fail to ratify such appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders.


                THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                       FOR RATIFICATION OF THE SELECTION
               OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
                      AS SET FORTH IN ITEM 3 ON THE PROXY.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, Directors and executive officers of the Company were beneficial owners (or deemed to be beneficial owners) of an aggregate of 1,012,620 shares of Common Stock (not including shares of Common Stock subject to unexercised stock options) constituting approximately 8.8% of the shares of Common Stock outstanding and entitled to vote at the Meeting. As a result, approval of the proposals is not assured.

     The following table sets forth information as of March 31, 1998 relating to the beneficial ownership of Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election at the Meeting, (iii) the Chief Executive Officer of the Company and the Company's four most highly compensated executive officers (the "Named Executive Officers"), and (iv) all the Company's executive officers and Directors as a group. This table is based upon information supplied by Directors, nominees for election at the Meeting, Named Executive Officers, principal stockholders and Schedule 13Gs filed with the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, the individual stockholders named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                   Amount and Nature of
                                                   Beneficial Ownership             Percent Acquirable
                                                         Owned at                Within 60 days of Class
Names and Addresses                                   March 31, 1998              (1)             (2)
--------------------------                         --------------------         ---------      ---------
J & W SELIGMAN  CO. INCORPORATED (3)                       985,000                                  8.5%
100 Park Avenue
New York, NY 10017

SCUDDER KEMPER INVESTMENTS, INC. (4)                       928,900                                  8.0%
345 Park Avenue
New York, NY 10154

MELLON BANK CORPORATION (4)                                601,030                                  5.2%
One Mellon Bank Center
Pittsburgh, PA 15258

ROBERT V. ADAMS                                             30,000               1,334              *

CRAIG S. ANDREWS                                            10,324              20,000              *

RONALD J. HALL                                              32,610              17,334              *

HOWARD L. JENKINS                                          183,176              32,334              1.9%

CHARLES E. VOLPE                                             4,000              20,334              *

DAVID A. PURCELL                                           740,002              14,062              6.5%

RICHARD A. PLANTE                                            5,131              68,124              *

FRANCIS J. WYPYCHOWSKI                                           0              40,937              *

LAWRENCE E. THOMPSON                                         3,456              28,124              *

TODD W. SCHMIDT                                                  0              23,750              *

ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (12 PERSONS)                                  1,012,620             291,179             11.3%

(1) Shares issuable upon exercise of stock options that are exercisable within 60 days of March 31, 1998.

(2) Applicable percentage ownership is based on 11,561,634 shares of Common Stock outstanding on March 31, 1998, and calculated pursuant to SEC Rule 13d-3(d)(1), which includes the number of shares acquirable within 60 days.

(3) Based upon information filed with the SEC on Schedule 13G/A as of March 31, 1998.


(4) Based upon information filed with the SEC on Schedule 13G as of December 31, 1997.

*   Less than 1%.

                              BOARD OF DIRECTORS
TERM OF BOARD

     Members of the Board hold office and serve until the next annual meeting of the stockholders of the Company or until their respective successors have been elected and qualified. Executive officers are appointed by, and serve at the discretion of, the Board.

RELEVANT COMMITTEES AND MEETINGS OF THE BOARD

     The Company has a Compensation and an Audit Committee. The Board does not maintain a nominating committee or other committee which performs similar functions.

     The current members of the Compensation Committee are Mr. Volpe (Chairman), Mr. Andrews and Mr. Jenkins. The Compensation Committee provides recommendations concerning salaries and incentive compensation for executive officers and key personnel other than stock options for Directors and remuneration of Directors. The Compensation Committee held three meetings during the year ended December 31, 1997.

     The current members of the Audit Committee are Mr. Adams (Chairman), Mr. Hall and Mr. Jenkins. The Audit Committee recommends the Company's independent auditors, reviews the results and scope of the audit and other services provided by such auditors and evaluates fees. The Audit Committee held two meetings during the year ended December 31, 1997.

     The Board held five meetings during the year ended December 31, 1997. No incumbent Director attended fewer than 75% of the Board and Committee meetings in which such Director was entitled to participate.

COMPENSATION OF DIRECTORS

     For their services as Directors in 1997, non-employee Directors received cash compensation of $12,000 annually with an additional payment of $3,000 to each non-employee Director who served on at least one special committee of the Board. Non-employee Directors were also eligible for reimbursement of their expenses incurred in attending meetings of the Board in accordance with Company policy.

     At the 1997 Annual Meeting of Stockholders held on July 17, 1997, Messrs. Adams, Andrews, Hall and Jenkins were re-elected to the Board, and each received a stock option for 1,000 shares of the Company's Common Stock pursuant to the automatic option grant program in effect for non-employee Directors under the Company's 1993 Plan. Each option has an exercise price of $39.125 per share and one third of the option shares becomes exercisable one year from the grant date. The option has a term of ten years measured from the grant date, subject to earlier termination following the Director's cessation of service on the Board. The option will immediately vest and become exercisable for all the option shares upon certain changes in ownership or control of the Company. If stockholders approve the proposal to implement the 1998 Plan, then the automatic option grant program under the 1993 Plan will terminate, and all automatic option grants made to non-employee Directors on or after the date of the Meeting, whether upon their initial election or appointment to the Board or their re-election at one or more subsequent annual stockholders meetings, will be effected solely and exclusively under the Automatic Option Grant Program of the 1998 Plan.

                               EXECUTIVE OFFICERS

       The following individuals were executive officers of the Company as of March 31, 1998:

     Name                        Age         Position
     -----------                 ---       ------------
     David A. Purcell..........   60      Chief Executive Officer
     Richard A. Plante.........   45      President and Chief Operating Officer;
                                          Interim Vice President and General Manager,
                                          Signage Business Unit
     Richard L. Diamond........   57      Vice President and Chief Information
                                          Officer; Interim Vice President, Human
                                          Resources; Interim  Vice President,
                                          Supply Chain
     Thomas L. Green...........   50      Vice President, Secretary and General
                                          Counsel
     Todd W. Schmidt...........   55      Vice President and Chief Financial Officer


                                         21


     Lawrence E. Thompson......   49      Vice President and General Manager,
                                          Supplies Business Unit; Interim Vice
                                          President and General Manger, Textile
                                          Supplies Business Unit
     Francis J. Wypychowski....   49      Vice President, Corporate Development and
                                          Strategic Planning

     Mr. Purcell is currently serving as Chairman of the Board and Chief Executive Officer of the Company. See "Election of Directors - Nominees for Election as Director."

     Mr. Plante has served as the President and Chief Operating Officer since joining the Company in June 1995 and as a Director since June 1996. See "Election of Directors - Nominees for Election as Director."

     Mr. Diamond joined the Company in January 1998 as Vice President and Chief Information Officer. He is also serving as interim Vice President, Human Resources and interim Vice President, Supply Chain. From June 1997 through December 1997, Mr. Diamond was a principal in Diamond & Associates, an information technology consulting service which provided consulting services to the Company in December 1997. From March 1995 to June 1997, Mr. Diamond served as Vice President and Chief Information Officer for Madge Networks, N.V. and from August 1993 to March 1995 served in the same capacity for AST Computer. Prior to that, Mr. Diamond was Managing Director for Applied Materials, Inc. from April 1984 to August 1993. Mr. Diamond holds a BS in Information Engineering from New York University and an MBA in Finance from the University of Louisville.

     Mr. Green has served as Vice President since December 1995, and as General Counsel and Secretary since joining the Company in June 1994, after serving as a legal consultant for the Company from February 1994 to May 1994.
 From February 1992 to June 1993, Mr. Green served as General Counsel for Psicor, Inc., a publicly-traded company that provides services related to open-heart perfusion. He was Senior Vice President and General Counsel from May 1990 to February 1992 for Pacific Scene Development, a real estate development company. Mr. Green has also worked for two public companies which owned and operated hotels and restaurants: Atlas Hotels, Inc. where he served as General Counsel from February 1987 to May 1989, and Trust House Forte / Travel Lodge, Inc. where he served as Senior Corporate Counsel from November 1981 to February 1987. Mr. Green holds a BA in economics from West Virginia Wesleyan College and a JD from the Western States University School of Law.

     Mr. Schmidt joined the Company as Vice President and Chief Financial Officer in June 1996. From September 1995 to May 1996, Mr. Schmidt was a financial consultant. During that period, from March to May 1996, Mr. Schmidt rendered financial consulting services to the Company. Mr. Schmidt previously served as Vice President, Finance and Administration from July 1990 to September 1995 for Biosym Technologies, Inc., a developer and seller of computer-aided molecular modeling software. He held similar positions from January 1984 to July 1990 with Dura Pharmaceuticals, Inc., a publicly-traded company which develops and sells prescription pharmaceutical products, and from September 1976 to February 1982 with IVAC Corporation, a developer and seller of medical devices and related disposable products. He is a Certified Public Accountant with a BS in industrial engineering and an MBA, both from Northwestern University.

     Mr. Thompson has served the Company as Vice President and General Manager, Supplies Business Unit since July 1997 and is also currently serving as interim Vice President and General Manager, Textile Supplies Business Unit. Previously, Mr. Thompson served as the Company's Vice President, Supplies Business Unit from November 1995 until July 1997. Mr. Thompson joined the Company as Director of Business Development in October 1994 and served the Company in that capacity until November 1995. Prior to joining the Company, Mr. Thompson held a number of sales and management positions with Xerox Corporation (and its subsidiaries), a publicly-traded company which develops, manufactures, and markets office products ("Xerox"). During his tenure with Xerox from October 1970 to September 1994, Mr. Thompson served as Director of Strategy and Third Party Arrangements, Director of Alternate Channel Sales/Marketing of Xerox Engineering Systems Division, and Manager of Multi-National OEM/Distribution Marketing/Sales and Manager of Group Program Office-Advanced Products at Xerox Printing System. Mr. Thompson holds a BS in engineering from Indiana Institute of Technology and an MBA from the Rochester Institute of Technology.

     Mr. Wypychowski joined the Company as Vice President, Engineering and Manufacturing in June 1996 and served in that capacity until July 1997. From July 1997 to January 1998 Mr. Wypychowski served as Senior Vice President and General Manager. Since January 1998 he has served as Vice President, Corporate Development and Strategic Planning. From January 1995 to June 1996, Mr. Wypychowski was a partner of JTA Research which provided design consulting services to the Company from January 1996 to June 1996. He has held executive positions with companies involved in the development and marketing of design automation software, including Synopsys, Inc., where Mr. Wypychowski served as Vice President from February 1992 to August 1994, and Cadence Design Systems, Inc., (formerly Valid Logic Systems, Inc. and Analog Design Tools, Inc.) where he held the positions of Vice President and General Manager from December 1988 to February 1992. Mr. Wypychowski holds a BS and an MS in electrical engineering from State University of New York at Buffalo, and an AS in chemistry from Arizona College.

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the aggregate compensation paid or accrued by the Company for the Named Executive Officers for the years ended December 31, 1997, 1996 and 1995:

                          SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                                                                Compensation
                                                         Annual Compensation                  ------------------
                                            --------------------------------------------           Awards
                                                                              Other            --------------
Name and                                                                      Annual             Securities
Principal                                                                     Compen-            Underlying
Position                           Year     Salary($)(1)   Bonus($)(2)      sation($)(3)      Options/SARs(#)(4)
----------                         ----     -----------    ----------       ------------      ------------------
DAVID A. PURCELL                   1997       $327,356       $165,000        $      -               65,000
 Chief Executive                   1996       $286,329       $228,000        $      -                    0
 Officer and Chairman              1995       $242,020       $ 55,700        $      -                    0
 of the Board

RICHARD A. PLANTE (5)              1997       $293,484       $331,024        $      -               50,000
 President and Chief               1996       $267,030       $348,753 (6)    $ 50,000 (7)                0
 Operating Officer and Director    1995       $129,383       $ 50,875        $      -              150,000

FRANCIS J. WYPYCHOWSKI (8)         1997       $212,413       $ 61,331        $      -                5,000
 Vice President, Corporate         1996       $111,082       $ 63,079        $      -               80,000
 Development and Strategic         1995       $   -          $   -           $      -                    0
 Planning

LAWRENCE E. THOMPSON               1997       $152,226       $107,528        $      -               15,000
 Vice President and General        1996       $126,314       $ 88,689        $      -                    0
 Manager, Supplies Business        1995       $114,753       $ 20,298        $      -               25,000
 Unit

TODD W. SCHMIDT (9)                1997       $169,724       $ 57,047        $      -               20,000
 Vice President and                1996       $ 87,698       $ 72,299        $      -               40,000
 Chief Financial Officer           1995              -              -        $      -                    0


(1) Includes salary, otherwise payable in cash during each year, the payment of which has been deferred at the election of the participant pursuant to either the Company's 401(k) Plan or Select Compensation Non-Qualified

     Deferred Compensation Plan (the "NQDC" Plan). For a description of the NQDC Plan, see "Severance, Change in Control, and Other Arrangements."

(2) Includes bonuses, commissions and payments under the Company's profit-sharing plan. Bonuses are awarded pursuant to annual incentive compensation targets established by the Compensation Committee. See "Board Compensation Committee Report on Executive Compensation-Incentive Compensation." Also includes bonuses and profit-sharing amounts, otherwise payable in cash during each year, the payment of which has been deferred pursuant to either the Company's 401(k) Plan or NQDC Plan.

(3) In accordance with SEC rules, amounts paid to Named Executive Officers for perquisites or other personal benefits totaling the lesser of $50,000 or 10% of total annual salary have been omitted.

(4) The number of shares listed in this column for 1995 and 1996 have been adjusted for the two-for-one stock split payable in the form of a 100% stock dividend distributed to stockholders of the Company on May 31, 1996 (the "1996 Stock Dividend"). All awards were non-statutory stock options issued pursuant to the Company's 1993 Plan. No Stock Appreciation Rights
     (SARs) were awarded.

(5) Mr. Plante joined the Company in June 1995. His 1995 compensation reported in this table commences at that time.

(6) The 1996 bonus amount reported for Mr. Plante includes a special bonus of $200,000 in addition to the annual bonus determined by the Compensation Committee.

(7) The amount indicated represents reimbursement to Mr. Plante for relocation costs.

(8) Mr. Wypychowski joined the Company in June 1996. His 1996 compensation reported in this table commences at that time. The amount reported does not include compensation in the amount of $64,071 paid to JTA Research ("JTA") for independent contractor services rendered to the Company from January 1996 to May 1996 by Mr. Wypychowski who was a partner of JTA at the time.

(9) Mr. Schmidt joined the Company in June 1996. His 1996 compensation reported in this table commences at that time. The amount reported in 1996 does not include compensation in the amount of $42,514 paid for consulting services rendered to the Company by Mr. Schmidt from March 1996 to May 1996.

OPTION GRANTS IN 1997

     The following table sets forth information concerning stock option grants during 1997 to the Named Executive Officers. The Company may, in its discretion, grant options to the Named Executive Officers under the 1998 Plan and the 1993 Plan. No SARs were granted during 1997 to the Named Executive Officers.


                                               Individual Grants
                            ----------------------------------------------------------      Potential Realizable
                              Number of    % of Total                                         Value at Assumed
                             Securities   Options/SARs                                      Annual Rates of Stock
                             Underlying   Granted to        Exercise or                     Price Appreciation for
                            Options/SARS  Employees in      Base Price   Expiration           Option Term (5)
Name                        Granted(#)(1) Fiscal Year(2)     ($/Sh)(3)     Date (4)         5%($)             10%($)
-------------------------- ------------- -------------     -----------   ----------      ----------         ----------
David A. Purcell              65,000         18.2%             (6)          (6)          $1,426,018         $3,613,811
Richard A. Plante             50,000         13.9%             (7)          (7)          $1,053,398         $2,669,518
Francis J. Wypychowski (8)     5,000          1.4%          $ 36.25       7/18/07        $  113,987         $  288,865
Lawrence E. Thompson (9)      15,000          4.2%          $ 27.50      12/31/07        $  259,419         $  657,418
Todd W. Schmidt               20,000          5.6%            (10)          (10)         $  353,753         $  896,480


(1) All options granted in 1997 were non-statutory stock options under the Code and generally became exercisable in equal quarterly installments over a period of four years. The first quarterly installment will become exercisable three months after the date of grant.

(2) In 1997 employees received stock options amounting to a total of 370,125 shares.

(3) Exercise price is the closing price of the Common Stock as reported on the Nasdaq National Market on the date of grant.

(4) The options were granted for a term of 10 years, subject to earlier termination under certain circumstances related to termination of employment.

(5) Potential realizable value was calculated using an assumed annual compounded growth rate over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of Common Stock, which will be determined by future events and unknown factors.

(6) Mr. Purcell was granted two stock options in 1997 as follows: (i) 40,000 shares on January 2, 1997 at an exercise price of $29.50, expiring on January 2, 2007 and (ii) 25,000 shares on December 31, 1997 at an exercise price of $27.50, expiring on December 31, 2007.

(7) Mr. Plante was granted two stock options in 1997 as follows: (i) 25,000 shares on January 2, 1997 at an exercise price of $29.50, expiring on January 2, 2007 and (ii) 25,000 shares on December 31, 1997 at an exercise price of $27.50, expiring on December 31, 2007.

(8) Mr. Wypychowski's stock option grant of 5,000 shares was made on July 18, 1997.

(9) Mr. Thompson's stock option grant of 15,000 shares was made on December 31, 1997.

(10) Mr. Schmidt was granted two stock options in 1997 as follows: (i) 10,000 shares on January 29, 1997 at an exercise price of $28.75, expiring on January 29, 2007 and (ii) 10,000 shares on December 31, 1997 at an exercise price of $27.50, expiring on December 31, 2007.

OPTION EXERCISES IN 1997

     The following table sets forth certain information with respect to each exercise of stock options during the year ended December 31, 1997 by each of the Named Executive Officers and the number and value of unexercised options held by such Named Executive Officers as of December 31, 1997.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year
                       End Option Values

                                                              Number of Securities        Value of Unexercised in-the-
                                                             Underlying Unexercised            Money Options/
                                                                   Options/SARs                      SARs
                            Shares                            at December 31, 1997          at December 31, 1997 (2)
                           Acquired on      Value           ---------------------------   ----------------------------
      Name                 Exercise        Realized (1)     Exercisable   Unexercisable   Exercisable    Unexercisable
-----------------------   -------------   -------------     ------------  -------------   -----------    -------------
David A. Purcell               -            $   -              7,500          57,500      $  -           $    -
Richard A. Plante            20,000         $601,200          44,687         120,313      $812,400       $1,523,250
Francis J. Wypychowski         -            $   -             30,312          54,688      $480,000       $  800,000
Lawrence E. Thompson           -            $   -             23,750          31,250      $473,125       $  321,250
Todd W. Schmidt                -            $   -             16,875          43,125      $240,000       $  400,000


(1) Fair market value of the Common Stock on the date of exercise less the exercise price.
(2) Fair market value of the Common Stock at December 31, 1997 ($27.50) multiplied by the applicable number of shares less the aggregate exercise price of the options for such number of shares.

SEVERANCE, CHANGE IN CONTROL, AND OTHER ARRANGEMENTS

      SEVERANCE AGREEMENTS

     On February 11, 1997, the Compensation Committee approved severance agreements for its executive officers, including all Named Executive Officers. Under the severance agreements, benefits are triggered by the occurrence of two events: (1) Termination Without Cause (as defined in the severance agreements) and (2) Resignation for Good Cause (as defined in the severance agreements) within 12 months after a Change of Control of the Company. A "Change of Control" includes mergers, consolidations, and reverse mergers, the sale of substantially all the Company's assets, a Hostile Take-Over (as defined in the severance agreements), and the acquisition by a stockholder or related group of stockholders of (i) 25 % of the voting power of the Company's outstanding securities, (ii) additional shares in the Company so as to increase total holdings to more than 50 % of the voting power of the Company's outstanding securities, or (iii) sufficient voting power to elect an absolute majority of the members of the Board.

     In the event of Termination Without Cause, participants will receive an amount equal to their annual base salary on the date of termination ("Base Salary"), plus the average of their bonuses paid over the previous two years ("Average Bonus"). The Chief Executive Officer and Chief Operating Officer will receive an amount equal to twice their Base Salary, plus twice their Average Bonus.

     In the event of Termination Without Cause or Resignation for Good Cause within 12 months following a Change of Control, executive officers will receive an amount equal to their Total Annual Compensation (i.e., their Base Salary and Average Bonus, plus total costs of any other benefits made available to the participant by the Company during the prior year). The Chief Executive Officer and Chief Operating Officer will each receive an amount equal to twice his Total Annual Compensation and, for a limited time, will also be furnished with health care coverage at the Company's expense.

     With respect to either termination event described above, all outstanding options granted to the participant will automatically become fully vested and immediately exercisable. Such options will remain exercisable until the earlier of (i) the expiration date of the option term, or (ii) three months from the date of termination.

     Payment of severance benefits are contingent upon the participant's compliance with a covenant not to compete and a prohibition against soliciting the Company's employees, customers, and business associates.

     OPTION AGREEMENTS UPON CHANGE IN CONTROL

     To the extent not already exercisable, certain options granted to executive officers generally become exercisable upon liquidation or dissolution of the Company or a merger or consolidation pursuant to which either (i) the Company does not survive or (ii) ownership of more than 50% of the voting power of the Company's stock is transferred. In addition, the Compensation Committee of the Board may accelerate the vesting, upon such conditions as it may impose, in the event of a "Hostile Takeover," generally defined as the acquisition by one or more related parties of more than 50% of the voting power of the Company's stock pursuant to a tender or exchange offer not recommended by the Board. In addition, certain options granted to Named Executive Officers, at the sole discretion of the administrator of the 1993 Plan, and all automatic option grants to Directors, are subject to "limited stock appreciation rights" pursuant to which the options, to the extent exercisable and outstanding for at least six months at the time of a "Hostile Takeover" in which more than 50% of the shares acquired are acquired from parties other than Directors and executive officers of the Company, will automatically be cancelled in return for a cash payment to the optionee equal to the difference between the then market price of the stock subject to the option (or, if higher, the highest price paid per share for stock by the acquirer in the Hostile Takeover) and the exercise price.

     SELECT COMPENSATION NON-QUALIFIED DEFERRED COMPENSATION PLAN

     The NQDC Plan, which was adopted by the Company in 1996, allows select management or highly-compensated employees chosen by the Company to defer for each year a certain percentage of annual salary, bonus, or profit-sharing amounts, or any combination thereof, as determined by agreement between the participant and the

Company. Deferred compensation is invested in mutual funds selected by participants from a group of mutual funds designated under the NQDC Plan. Distribution of amounts paid into the NQDC Plan is made (i) upon the participant's retirement, disability, death or other termination of employment with the Company, (ii) on the date elected in advance by the participant, or (iii) in the event the participant has an unforeseeable emergency. No matching contributions were made to the NQDC Plan by the Company in 1997.

     THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 30 SHOULD NOT BE CONSIDERED TO BE PART OF THIS PROXY STATEMENT AND ANY CURRENT OR FUTURE CROSS-REFERENCES TO THIS PROXY STATEMENT AND FILINGS WITH THE SEC UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SHALL NOT INCLUDE SUCH REPORT OR GRAPH.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The Committee has adopted the following objectives as guidelines for its compensation decisions:

     - Provide a competitive total compensation package that enables the Company to attract and retain key executives.
     - Integrate all compensation programs with the Company's short-term and long-term business objectives and strategic goals.
     - Ensure that compensation is meaningfully related to the value created for stockholders.

EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS

     The Committee formulates a compensation program for the Company which will ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, quarterly cash incentive compensation and long-term compensation in the form of stock options.

BASE SALARY

     Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the computer industry and other companies with which the Company competes for personnel. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in creation of stockholder value and achievement of specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months; (ii) the individual's increased responsibilities over the prior 12 months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

INCENTIVE COMPENSATION

     Based upon target performance levels tied to the Company's revenues and earnings, the Committee established target bonus percentages for 1997 which varied between 20% and 40% of base salary for the Company's executive officers. These percentages increased to between 40% and 80% if actual performance exceeded target performance. The Committee also predetermined a minimum performance level below which no bonus was earned. The performance goal at which the full target bonus was earned was determined by the Chief Executive Officer based upon individual performance and other factors. In the event the Company did not achieve the minimum performance level for any quarter, or for the year, the Board would consider recommendations from the Chief Executive Officer and the Committee, and would decide whether bonuses should be paid, and in what amounts.

STOCK OPTION PLANS

     The stock option plans are the Company's long-term incentive plans for executive officers and other employees. The Committee strongly believes that providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock will serve the best interests of stockholders.

     Generally, stock options are granted with exercise prices equal to the fair market value of the Common Stock on the grant date, have ten-year terms and have equal quarterly vesting periods over four years. Awards are made at a level intended to be competitive within both the local computer industry, and a broader group of computer peripheral manufacturing companies of comparable size and complexity.

CEO COMPENSATION

     The compensation of the Company's Chief Executive Officer is based upon a number of economic and non-economic factors. Base salary and target bonus percentage levels were determined in accordance with general guidelines as described above in "Overview and Philosophy." The base salary level is determined, in part, through a comparison of salaries of chief executive officers for companies of comparable size in the computer industry. In addition, the Committee considers the Company's performance in the prior year, as well as Mr. Purcell's experience and knowledge of the Company's business. Mr. Purcell's performance and his contributions to achieving specific Company objectives are also evaluated by the Committee.


     Mr. Purcell's incentive compensation consisted of bonuses and stock options in 1997. The Committee set a target performance level in terms of the Company's attaining certain revenue and earnings goals. In the event the performance target levels were achieved, it was determined that Mr. Purcell would be awarded a target bonus of 40% of his base salary. If target performance levels were exceeded, the bonus percentage increased to between 40% and 80% of Mr. Purcell's base salary.

SUMMARY

     After its review of all existing programs, the Committee continues to believe that the Company's compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes. The Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of Company goals and annual financial and operational results.

                                   COMPENSATION COMMITTEE
                                   CHARLES E. VOLPE, Committee Chairman
                                   CRAIG S. ANDREWS, Committee Member
                                   HOWARD L. JENKINS, Committee Member

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Code section 162(m) disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered executive officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for 1997 did not exceed the $1 million limit per executive officer and the Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for 1998 will exceed that limit. The Company's 1993 Plan and 1998 Plan have each been structured so that any compensation deemed paid in connection with the exercise of option grants made under those plans with an exercise price equal to the fair market value of the option shares on the grant date will, assuming stockholders approve the 1998 Plan at the Meeting, qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From June 18, 1996 until July 17, 1997, the Committee consisted of three
Directors: Ronald J. Hall (Chairman), Robert V. Adams, and Charles E. Volpe. On July 17, 1997, the Board appointed Charles E. Volpe (Chairman), Craig S. Andrews, and Howard L. Jenkins as members of the Committee. All three Directors served through the end of 1997 and are currently members of the
Committee.   Mr. Andrews is a partner in the law firm of Brobeck, Phleger &
Harrison LLP, which will provide legal services to the Company in its current year and has provided legal services in connection with corporate and litigation matters to the Company during 1997.

     No member of the Committee for 1997 is a former or current executive officer or employee of the Company or any of its subsidiaries. The Company is not aware of any other interlocks or insider participation with respect to the members of the Committee which would require disclosure under the applicable rules of the SEC.

PERFORMANCE GRAPH

   The following graph compares total stockholder returns related to the Common Stock since the Company became a reporting company under the Securities Exchange Act of 1934, as amended, to the weighted average return of stocks of companies included in the Nasdaq Stock Market (U.S. Companies) Index and a peer group index consisting of Nasdaq computer manufacturers. The total return for each of the Common Stock, the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Computer Manufacturers Index assumes the reinvestment of dividends, although dividends have not been declared on the Common Stock. The Nasdaq Stock Market (U.S. Companies) Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. The Common Stock is traded on the Nasdaq National Market. The Nasdaq Computer Manufacturers Index consists of companies with a Standard Industrial Classification Code identifying them as a computer manufacturer. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

                                  [GRAPH]

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, PEER GROUP AND BROAD MARKET


-----------------------------FISCAL YEAR ENDING---------------------------------
COMPANY             1993     1993      1994     1995     1996     1997
ENCAD INC           100      106.98    230.23   325.58  1534.88  1023.26
PEER GROUP          100      100.00    109.83   172.81   232.05   281.02
BROAD MARKET        100      100.00     97.74   138.22   170.02   208.75

ASSUMES $100 INVESTED ON DECEMBER 16, 1993.
ASSUMES DIVIDEND REINVESTED.
FISCAL YEAR ENDED DECMEBER 31, 1997.

THE PEER GROUP CHOSEN WAS:
NASDOQ COMPUTER MANUFACTURERS

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX-U.S. COMPANIES

             LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its Directors and executive officers to the fullest extent permitted under Delaware law. The Company has entered into indemnification agreements with its Directors and executive officers containing provisions that may require the Company, among other things, to indemnify the Directors and executive officers against certain liabilities that may arise by reason of their status or service as Directors or executive officers (other than liabilities arising from acts which are knowingly fraudulent or deliberately dishonest, or which constitute willful misconduct), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company extended a loan at a market rate of interest in the principal amount of $100,000 to Mr. Plante, a Director and the President and Chief Operating Officer of the Company. The loan originally provided for payment of all outstanding amounts due on October 12, 1996. On August 14, 1996, the Board approved an extension for repayment of the loan until June 30, 1997. In June 1997, the loan was paid in full by Mr. Plante and as of December 31, 1997, no amounts were outstanding under the loan.

      Mr. Craig S. Andrews, a Director of the Company, is a partner in the law firm of Brobeck, Phleger & Harrison LLP which will provide legal services to the Company in its current year and has provided legal services in connection with corporate and litigation matters to the Company during the past year.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholders are advised that any stockholder proposal intended for consideration at the next Annual Meeting of Stockholders must be received by the Company on or before January 27, 1999 in order to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting of Stockholders. Such proposals may be included in next year's Proxy Statement only if they comply with certain rules and regulations promulgated by the SEC and the Company's Bylaws. A Stockholder's notice must also comply with the Company's Bylaws and SEC regulations. It is recommended that stockholders submitting proposals direct them to the Company's Corporate Secretary, Thomas L. Green, at 6059 Cornerstone Court West, San Diego, California 92121, using Certified Mail-Return Receipt Requested.

                        FINANCIAL STATEMENTS AUTHORIZED

     Financial statements for the Company are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Copies of these statements, and the Annual Report as filed with the SEC (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) are available without charge to stockholders and may be obtained by writing the Company's Corporate Secretary, Thomas L. Green, at 6059 Cornerstone Court West, San Diego, California 92121.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Directors, the Company's executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and the NASD. Such persons must also provide copies of any such report filed to the Company.

     Based solely on the Company's review of the forms which it received and of written representations from certain reporting persons, the Company believes that during the year ended December 31, 1997, all its executive officers, Directors and greater than 10% beneficial owners were in compliance with their Section 16(a) filing requirements.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no other matters to be presented at the Meeting. If any other business is properly presented at the Meeting for action, the persons named in the enclosed Proxy will vote on such matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

                               By order of the Board of Directors,

                               /s/ Thomas L. Green
                               ---------------------
                               Thomas L. Green, Esq.
                               Corporate Secretary

San Diego, California
April 30, 1998

                                 ENCAD, INC.

                            1998 STOCK OPTION PLAN



                                  ARTICLE ONE

                                   PROVISIONS


I.        PURPOSE OF THE PLAN

          This 1998 Stock Option Plan ("the Plan") is intended to promote the interests of ENCAD, Inc., ("the Corporation") a Delaware corporation, by authorizing shares of the Corporation's Common Stock for issuance through option grants to be made from time to time to (i) Employees, including Officers, in the Service of the Corporation (or any Parent or Subsidiary), (ii) independent consultants and advisors in the Service of the Corporation (or any Parent or Subsidiary), and (iii) Directors of the Corporation (or any Parent or Subsidiary).


II.       GENERAL

          A. The Plan was adopted by the Board on March 9, 1998 and shall become effective immediately upon approval by the stockholders of the Corporation on June 9, 1998.

          B. The Plan is independent of any of the Corporation's other stock option plans, and option shares issued under the Plan shall not reduce or otherwise affect the number of shares of the Corporation's Common Stock available for issuance under any of the Corporation's other plans. In addition, option shares issued under any of the Corporation's other plans shall not reduce or otherwise affect the number of shares of the Corporation's Common Stock available for issuance under the Plan.

          C. Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

          D. An Optionee under the Plan shall have none of the rights of a stockholder of the Corporation with respect to any option shares issued under the Plan until such Optionee has exercised the option, paid the exercise price for the purchased shares, and been issued such shares.

          E. Neither the grant of options nor the issuance of any shares pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


III.   STRUCTURE OF THE PLAN


          A. The Plan shall be divided into four separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three, the Salary Reduction Option Grant Program specified in Article Four and the Director Fee Option Grant Program specified in Article Five ("the Programs").

          B. The provisions of Articles One and Six of the Plan, except as otherwise expressly provided, shall apply to each of the Programs and shall accordingly govern the interests of all Optionees in the Plan.

IV.       ELIGIBILITY

          A. The individuals eligible to participate in the Programs shall be limited to those Employees, including Officers, independent consultants and advisors in the Service of the Corporation (or any Parent or Subsidiary), and Directors of the Corporation (or any Parent or Subsidiary) at the time of grant.

          B. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to Directorswho are (i) first elected or appointed as Directors on or after the Effective Date of the Plan, whether through appointment by the Board or election by the Corporation's stockholders, provided they have not otherwise been Employees of the Corporation (or any Parent or Subsidiary), or (ii) re-elected as Directors at one or more annual stockholder meetings held after the Effective Date, whether or not such individuals are otherwise serving as Directors on the Effective Date.

          C. Only Directors shall be eligible to participate in the Director Fee Option Grant Program.


V.        ADMINISTRATION OF THE PLAN

          A. The Plan Administrator shall mean the Board, the Primary Committee or one or more Secondary Committees responsible for administering the Plan as set forth in this Article One, Section V.

          B. The Primary Committee shall have the sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Officers and to select the individuals who are to participate in the Salary Reduction Option Grant Program. However, all grants under the Salary Reduction Option Grant Program shall be made in accordance with the express provisions of that Program.

          C. Except to the extent that the Primary Committee is granted sole and exclusive authority under one or more specific provisions of the Plan, administration of the Discretionary Option Grant Program with respect to all other Optionees may, at the Board's discretion, be delegated to the Primary Committee or the Secondary Committee, or the Board may retain the power to administer these programs with respect to such persons. The members of the Secondary Committee may be Employees.

          D. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed from service on a committee by the Board at any time. The Board may also at any time, terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to any Secondary Committee.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a member of the Board, and members of each committee shall accordingly be entitled to full indemnification and reimbursement as Board Members for their service on any such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options granted under the Plan.

          F. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such Program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all persons who have an interest in the Discretionary Option Grant Program or any option thereunder.

          G. Each Plan Administrator shall have full authority, within the scope of its administrative jurisdiction, to determine which individuals are eligible to receive options under the Discretionary Option Grant Program, the time or times when such grants are to be made, the type of option granted, the number of shares to be covered by each such grant, the time or times when each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

          H. Notwithstanding the above, the administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms and conditions thereof, and no Plan Administrator shall exercise any discretionary functions in respect to matters governed by those programs.


VI.       STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 575,000 shares, subject to adjustment from time to time in accordance with the provisions of this Article One, Section VI. However, no one person participating in the Plan may receive options for more than 175,000 shares of Common Stock per calendar year, beginning with the 1998 calendar year.

          B. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the option exercise or direct issue price paid per share pursuant to the Corporation's repurchase rights under the Plan shall also be available for subsequent issuance under the Plan.

          C. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should the shares of Common Stock otherwise issuable pursuant to the exercise of an outstanding option under the Plan be withheld by the Corporation to satisfy any applicable federal and state income and employment taxes incurred in connection with such exercise, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the Optionee.

          D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan (ii) the maximum number of shares for which stock options may be granted to any one person per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing Directors and (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                 ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM


I.        OPTION TERMS

          Options granted under this Article Two shall be authorized by action of the Plan Administrator and shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms and conditions specified below. Options granted under this Article Two shall be Incentive Stock Options or Non-Statutory Options, as determined by the Plan Administrator.

          A.   GRANT DATE     Options granted to eligible participants under
this Article Two at such time or times as shall be determined by the Plan Administrator.

          B. EXERCISE PRICE The exercise price per share shall be fixed by the Plan Administrator at one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

          C.   PAYMENT

               1. Full payment of the exercise price and any applicable federal and state income and employment taxes shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

               a.   cash or check made payable to the Corporation's order,

               b. shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

               c. a combination of such shares, and cash or check made payable to the Corporation's order, or

               d. full payment effected through a "same-day sale" and remittance procedure pursuant to which the Optionee (a) shall concurrently provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus any applicable federal and state income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) shall provide directives to the Corporation to deliver the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               2. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          D.   VESTING   Each option shall become exercisable at such time or
times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing such option.

          E.   OPTION TERM    No option shall have a maximum term in excess of
ten (10) years measured from the grant date.

          F.   TRANSFERABILITY     During the lifetime of the Optionee, except
as provided in this Paragraph F of Article Two, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, the Plan Administrator may permit, in connection with the Optionee's estate plan, Non-Statutory Options to be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members.
The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          G.   TERMINATION OF SERVICE

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    a. Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such limited period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    b. Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                    c. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any otherwise exercisable shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding for any and all shares for which the option is not otherwise at that time exercisable.

                    d. Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    a. extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    b. permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments for which the option would have become exercisable had the Optionee continued in Service.

II.       INCENTIVE STOCK OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Stock Options granted under this Article Two, Section II. Incentive Stock Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to such terms and conditions.

          A.   OPTION PRICE AND TERM    The option price per share of any share
of Common Stock subject to an Incentive Stock Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such share of Common Stock on the grant date, provided that the option price per share of any option granted to a ten percent (10%) or more stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value. The term of grant of any option to any ten percent (10%) or more stockholder shall not be more than five (5) years.

          B.   DOLLAR LIMITATION   The aggregate Fair Market Value (determined
on the date or dates of grant) of the Common Stock for which one or more options granted under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Stock Options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          C. Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Six of the Plan shall apply to all Incentive Stock Options granted hereunder.

          D. During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.


III.      CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each option outstanding at the time but not otherwise fully exercisable shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be continued by the Corporation (in the event that it is the surviving parent corporation in the Corporate Transaction) or is assumed by the successor corporation (or parent thereof), or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the shares for which the option is not otherwise at that time exercisable (the excess of the Fair Market Value of those shares over the exercise price payable for such shares) and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          C. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the number and/or class of securities available for issuance under the Plan on an aggregate and per participant basis following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

          D. The Plan Administrator shall have full power and authority to grant options under the Plan which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)- year period measured from the effective date of the Involuntary Termination.

          E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options in connection with a Change in Control so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The accelerated option shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term. Alternatively, the Plan Administrator may condition such option acceleration upon the termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of the Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)- year period measured from the effective date of the Involuntary Termination.

                         ARTICLE THREE

                 AUTOMATIC OPTION GRANT PROGRAM


I.        OPTION TERMS

          Options granted under the Automatic Option Grant Program shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. All options granted under the Automatic Option Grant Program shall be Non-Statutory Options. Stockholder approval of the Plan at the 1998 Annual Meeting of Stockholders will also constitute pre-approval of each option granted on or after the date of that meeting pursuant to the express provisions of this Article Three and the subsequent exercise of that option in accordance with its terms.

          A.   GRANT DATE

               1. Options granted under this Article Three shall be made on the dates specified below:

                    a. Each individual who first becomes a Director on or after the Effective Date of the Plan, whether through election by the Corporation's stockholders or appointment by the Board, and who has not otherwise been in the prior employ of the Corporation shall automatically be granted, at the time of such initial election or appointment, an option to purchase 15,000 shares Common Stock.

                    b. Each individual re-elected as a Director at one or more annual stockholder meetings, beginning with the 1998 Annual Meeting of Stockholders, shall automatically be granted, at each such meeting at which he or she is so re-elected, an option to purchase 5,000 shares of Common Stock. There shall be no limit on the number of option grants any one Director may receive over the period of service on the Board, and Directors who have previously been in the Corporation's employ shall be eligible to receive one or more such annual option grants over their period of continued Board service.

               2. The Automatic Option Grant Program under the Plan shall supersede and replace the automatic option grant program currently in effect for Directors under the Corporation's 1993 Stock Option/Stock Issuance Plan. Accordingly, upon stockholder approval of the Plan at the 1998 Annual Meeting of Stockholders, that program shall immediately terminate, and no further option grants shall be made to Directors under that program. All options granted to Directors on or after the date of the 1998 Annual Meeting of Stockholders, whether upon their initial election or appointment to the Board upon their re-election at one or more of the Corporation's subsequent annual meetings of stockholders, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three. Should stockholder approval of the Plan not be obtained at the 1998 Annual Meeting of Stockholders, then the automatic option grant program under the Corporation's 1993 Stock Option/Stock Issuance Plan shall remain in full force and effect, and option grants shall be made under that program to all Directors re-elected at the 1998 Annual Meeting of Stockholders.

          B.   EXERCISE PRICE      The exercise price per share shall be
equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

          C.   PAYMENT

               1. Full payment of the exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                    a. cash or check made payable to the Corporation's order,

                    b. shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

                    c. a combination of such shares, and cash or check made payable to the Corporation's order, or

                    d. full payment effected through a "same-day sale" and remittance procedure pursuant to which the Optionee (a) shall concurrently provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus any applicable federal and state income and employment taxes required to be withheld by the Corporation by reason of such purchase and
     (b) shall provide directives to the Corporation to deliver the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               2. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          D.   VESTING    Each option shall become exercisable in a series of
three (3) successive equal annual installments over the Optionee's period of service on the Board, with the first such installment to become exercisable one (1) year after the grant date. The option shall not become exercisable for any additional option shares following the Optionee's cessation of service on the Board for any reason. Notwithstanding the foregoing, all options shall become fully vested in the event that the Optionee ceases to provide service on the Board as a result of death or Permanent Disability.

          E.   OPTION TERM    Each option shall have a maximum term of ten (10)
years measured from the grant date.

          F.   TRANSFERABILITY     During the lifetime of the Optionee,
except as provided in this Paragraph F of Article Three, options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, the Optionee may, in connection with the Optionee's estate plan, assign an option under this Article Three in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate.

          G.   TERMINATION OF SERVICE

               1. Should the Optionee cease to serve on the Board for any reason (other than death) while holding one or more options under this Article Three, then such Optionee shall have a six (6) month period following the date of such cessation of service on the Board in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of service, with respect to any shares for which the option is not otherwise at that time exercisable.

               2. Should the Optionee die while serving as a member of the Board or within six (6) months after cessation of service on the Board, then each outstanding option held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee's death. However, each such option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of service, with respect to any option shares for which it is not otherwise at such time exercisable.

               3. In no event shall any option under this Article Three remain exercisable after the specified expiration date of the ten (10) year option term. Upon the expiration of the applicable exercise period in accordance with the subparagraphs above or (if earlier) upon the expiration of the ten (10) year option term, the option shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the Optionee's cessation of service on the Board.


II.       CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction or Change in Control, each option outstanding at the time under this Article Three but not otherwise fully exercisable shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction or Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof). Options accelerated in connection with a Change in Control shall remain outstanding until the expiration or sooner termination of the option term.

          C. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

                                 ARTICLE FOUR

                   SALARY REDUCTION OPTION GRANT PROGRAM


I.      OPTION GRANTS

               The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Reduction Option Grant Program is to be in effect and to select the Employees eligible to participate in the Salary Reduction Option Grant Program for those calendar years. Only Employees who are Officers may participate in the Salary Reduction Option Grant Program, and each selected Officer who elects to participate in the Salary Reduction Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by a designated multiple of one percent (1%). However, the minimum amount of such salary reduction must be not less than the GREATER of (i) five percent (5%) of his or her rate of base salary for the calendar year or (ii) Ten Thousand Dollars ($10,000.00) and must not be more than the LESSER of (i) twenty five percent (25%) of his or her rate of base salary for the calendar year or (ii) Seventy Five Thousand Dollars ($75,000.00). Each individual who files a proper salary reduction authorization shall automatically be granted an option under this Salary Reduction Option Grant Program on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Stockholder approval of the Plan at the 1998 Annual Meeting of Stockholders will constitute pre-approval of each option subsequently granted pursuant to the express terms of this Salary Reduction Option Grant Program and the subsequent exercise of that option in accordance with its terms.

II.       OPTION TERMS

          Options granted under this Article Four, Section II shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms and conditions specified below. All options granted under this Article Four , Section II shall be Non-Statutory Options.

          A.   EXERCISE PRICE

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the "same-day sale" and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

           X - A  (B x 66-2/3%), where

           X is the number of option shares,

           A is the dollar amount by which the Optionee's base salary is to be reduced for the calendar year, and

           B is the Fair Market Value per share of Common Stock on the grant date.

          C.   VESTING AND OPTION TERM   Each option shall become exercisable
in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the grant date.

          D.   TERMINATION OF SERVICE   Should the Optionee cease to be in
Service for any reason while holding one or more options under this Article Four, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of such cessation of Service. Should Optionee die while holding one or more options under this Article Four, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the three (3) year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III.      CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Reduction Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of the Optionee's cessation of Service.

          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Reduction Option Grant Program shall automatically accelerate so that such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of the Optionee's cessation of Service.

          C. The options granted under the Salary Reduction Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.        REMAINING TERMS

          The remaining terms of each option granted under this Salary Reduction Option Grant Program shall be the same as the terms in effect for options granted under the Discretionary Option Grant Program.

                                 ARTICLE FIVE

                       DIRECTOR FEE OPTION GRANT PROGRAM


I.        OPTION GRANTS

          Each Director may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the start of calendar year for which the annual retainer fee which is the subject of that election is otherwise payable.
Each Director who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable. Stockholder approval of the Plan at the 1998 Annual Meeting of Stockholders will constitute pre-approval of each option subsequently granted pursuant to the express terms of this Director Fee Option Grant Program and the subsequent exercise of that option in accordance with its terms.

II.       OPTION TERMS

          Options granted under this Article Five, Section II shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms and conditions specified below. All options granted under this Article Five, Section II shall be Non-Statutory Options.

          A.   EXERCISE PRICE

               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the "same-day sale" and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

      B. NUMBER OF OPTION SHARES The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                X - A DIVIDED BY (B x 66-2/3%), where

                X is the number of option shares,

                A is the portion of the annual retainer fee subject to the Director's election, and

                B is the Fair Market Value per share of Common Stock on the grant date.

          C. VESTING AND OPTION TERM Each option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Board service in the calendar year for which the annual retainer fee which is the subject of his or her election under this Article Five would otherwise be payable. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D.   TERMINATION OF SERVICE   Should the Optionee cease service on
the Board for any reason (other than death or Permanent Disability) while holding one or more options under this Article Five, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of such cessation of service on the Board. However, each option held by the Optionee under this Article Five at the time of such cessation of service on the Board shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

          E. DEATH OR PERMANENT DISABILITY Should the Optionee's service on the Board cease by reason of death or Permanent Disability, then each option held by such Optionee under this Article Five shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may, during the three(3) year period following such cessation of service on the Board, be exercised for any or all of those shares as fully-vested shares.

          Should the Optionee die while holding one or more options under this Article Five, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of service on the Board (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the three (3) year period measured from the date of the Optionee's cessation of service on the Board.

III.      CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction while the Optionee remains a Director, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the EARLIER of (i) the expiration of the ten (10) year option term or (ii) the expiration of the three (3) year period measured from the date of the Optionee's cessation of service on the Board.

          B. In the event of a Change in Control while the Optionee remains in service on the Board, each outstanding option held by such Optionee under the Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all o those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the EARLIER of
(i) the expiration of the ten (10) year option term of (ii) the expiration of the three (3) year period measured from the date of the Optionee's cessation of service on the Board.

          C. The options granted under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.       REMAINING TERMS

          The remaining terms of each option granted under the Director Fee Option Grant Program shall be the same as the terms in effect for options granted under the Discretionary Option Grant Program.

                                  ARTICLE SIX

                                  MISCELLANEOUS


I.        FINANCING

          A. The Plan Administrator may permit any Optionee under the Discretionary Option Grant Program to pay the option exercise price by delivering a promissory note payable to the Corporation (or any Parent or Subsidiary) in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the Optionee in connection with the option exercise.

          B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

 II.      AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations or if stockholder approval is required by the Board.

          B. Options to purchase shares of Common Stock may be granted under the Plan, which are in excess of the number of shares then available for issuance under the Plan, provided that any excess shares actually issued under the Plan are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess options are granted, then (i) any unexercised excess options shall terminate and cease to be exercisable and
(ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at a rate to be determined by the Plan Administrator) for the period the shares were held in escrow.

III.      TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable federal and state income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate, provide Optionees with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options under the Plan, a portion of such shares with an aggregate Fair Market Value equal to the designated percentage (up to 100% as specified by the Optionee) of any federal and state income and employment taxes incurred in connection with the acquisition of such shares. In lieu of such direct withholding, Optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such taxes. The withheld or delivered shares shall be valued at Fair Market Value on the exercise date.

IV.       EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan shall become effective immediately upon approval by the Corporation's stockholders at the Corporation's Annual Meeting of Stockholders on June 9, 1998. If such stockholder approval is not obtained, then any options granted under the Plan after the date on which the Plan was adopted by the Board but before the date of the Annual Meeting of Stockholders shall terminate and any shares issued hereunder shall be repurchased by the Corporation at the purchase price paid, together with interest (at a rate to be determined by the Plan Administrator).

          B. The Plan shall terminate upon the EARLIEST of (i) June 9, 2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares pursuant to the exercise of options under the Plan, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants.

V.        USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

VI.       REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise of any options granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there has been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

VII.      NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such Optionee's Service at any time for any reason, with or without cause.

                                    APPENDIX

The following definitions shall be in effect under the Plan:

     A.   BOARD shall mean the Corporation's Board of Directors.

     B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

          1. The acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

          2. A change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board, by reason of one or more contested elections for Board membership, ceases to be comprised of individuals who either (A) have been Directors continuously since the beginning of such period or (B) have been elected or nominated for election as Directors during such period by at least a majority of the Directors described in clause (A) who were still in office at the time the Board approved such election or nomination.

     C.   CODE shall mean the Internal Revenue Code of 1986, as amended.

     D.   COMMON STOCK shall mean the Corporation's common stock.

     E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          1. A merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          2. The sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     F. CORPORATION shall mean ENCAD, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of ENCAD, Inc. which shall by appropriate action adopt the Plan.

     G.     DIRECTOR shall mean any non-employee member of the Board.

     H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the Corporation as to both the work to be performed and the manner and method of performance.

     I. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise and full payment of the Option Price.

     J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          1. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          2. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.
If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     K. INCENTIVE STOCK OPTION shall mean any option granted under the Plan, intended to satisfy the requirements of Internal Revenue Code Section 422.

     L. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

          1. Such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          2. Such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     M. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by the Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

     N. NON-STATUTORY OPTION shall mean any option granted under the Plan which is not intended to satisfy the requirements of Internal Revenue Code
Section 422.

     O. OFFICER shall mean any Employee who is deemed an Insider of the Corporation pursuant to the provisions of Section 16.

     P. OPTIONEE shall mean any person to whom an option is granted under the Plan.

     Q. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     R. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the Director to perform his or her usual duties as a Director by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     S. PLAN shall mean the Corporation's 1998 Stock Option Plan, as set forth in this document.

     T. PLAN ADMINISTRATOR shall mean either the Board or a committee or designee(s) of the Board acting in its administrative capacity under the Plan.

     U. PLAN EFFECTIVE DATE shall mean June 9, 1998, the date on which the Plan was adopted by the Corporation's stockholders.

     V. PRIMARY COMMITTEE shall mean the committee of two (2) or more Directors appointed by the Board to administer the Discretionary Option Grant Program with respect to Officers.

     W. SECONDARY COMMITTEE shall mean a committee of one (1) or more Directors appointed by the Board to administer the Discretionary Option Grant Program with respect to individuals other than Officers.

     X. SERVICE shall mean the performance of services to the Corporation (or any Parent or Subsidiary) by any person in the capacity of an Employee or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable option agreement.

     Y. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     Z. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

[LOGO]                                                                PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                    ENCAD, INC.


The undersigned hereby appoints David A. Purcell and Thomas L. Green, jointly and severally, as proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ENCAD, Inc. to be held on Tuesday, June 9, 1998, or at any postponements or adjournments thereof, as specified on the other side, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.


                    (--   PLEASE PROMPTLY PLACE YOUR VOTE   --)
                         SEE REVERSE SIDE FOR INSTRUCTIONS


                       NEW! A FASTER AND EASIER WAY TO VOTE!


                                 VOTE BY TELEPHONE


     It's fast, convenient, and your vote is immediately confirmed and posted.

                          Just follow these simple steps:

     -    Read the accompanying Proxy Statement and your proxy card.

     - Using a touch-tone telephone, call the toll-free number shown on your proxy card. The number is available 24-hours a day, 7 days a week.

     - Enter your personal control number located on the upper left hand corner of your proxy card.

     -    Follow the simple recorded instructions.

               DO NOT RETURN YOUR PROXY CARD IF YOU VOTE BY TELEPHONE.

[LOGO]                                                                PROXY

                                     ENCAD, Inc.

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /x/


The Board of Directors recommends a vote FOR Items 1, 2 and 3

                                            For     Withheld     For All
                                            All       All        Except
1.   ELECTION OF DIRECTORS                  / /       / /          / /
     Nominees: Robert V. Adams
               Craig S. Andrews                        _________________
               Ronald J. Hall                          Nominee Exception
               Howard L. Jenkins
               Richard A. Plante
               David A. Purcell
               Charles E. Volpe


                                            For      Against       Abstain
2.   TO APPROVE THE ADOPTION                / /        / /           / /
     OF THE 1998 STOCK OPTION
     PLAN

                                            For      Against       Abstain
3.   TO RATIFY THE SELECTION                / /        / /           / /
     OF DELOITTE & TOUCHE LLP
     AS INDEPENDENT AUDITORS



Signature(s) ____________________________________________   Date ______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

                            -   FOLD AND DETACH HERE   -

                         -  TELEPHONE VOTING INSTRUCTIONS -

-              Call 888-501-9727 (toll free)

               Enter your six-digit control number located in the box on the left-hand corner of this card.

               Follow the recorded instructions to place your vote. Refer to the written instructions below which correspond to the recording.

               Thank you for voting!

Option #1:     To vote as the Board of Directors recommends on all proposals, press 1.
               To confirm your vote, press 1.

OPTION #2:     To vote separately on each proposal, press 2. You will hear the following:
               PROPOSAL 1:    To vote FOR all directors, press 1.
                              To WITHHOLD on all directors, press 2.
                              To vote individually by director, press 3 and follow the additional instructions.
                              To confirm your vote, press 1.

               PROPOSAL 2:    To vote FOR, press 1.
                              To vote AGAINST press 2.
                              To ABSTAIN, press 3.
                              To confirm your vote, press 1.

               PROPOSAL 3:    To vote FOR, press 1.
                              To vote AGAINST, press 2.
                              To ABSTAIN, press 3.
                              To confirm your vote, press 1.

               IF YOU VOTE BY TELEPHONE DO NOT  MAIL BACK YOUR PROXY.